Proxy


                                HUMBOLDT BANCORP
                         SPECIAL MEETING OF SHAREHOLDERS
                                  ______, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoint(s) _________ and _________, and each of them, as proxies for the undersigned, with full power of substitution and revocation, to represent and to vote, as designated below, all shares of common stock of Humboldt Bancorp (the "Company") that the undersigned would be entitled to vote if personally present, at the Special Meeting of shareholders of the Company to be held at 701 Fifth Street, Eureka, California, on ____, 2000, at ___ p.m., local time, upon the following items as set forth in the Notice of Special Meeting and Proxy Statement, and according to their discretion upon all other matters that may be properly presented for action at the Special Meeting, or any postponement or adjournment thereof. The undersigned may revoke this proxy at any time prior to its exercise.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY, WILL BE VOTED IN THE MANNER DIRECTED ON THIS CARD. IN THE EVENT THAT NO SUCH DIRECTION IS GIVEN HEREON AND THIS PROXY IS NOT SUBSEQUENTLY REVOKED OR SUPERSEDED, THE PROXY HOLDERS NAMED ABOVE INTEND TO VOTE FOR THE APPROVAL OF THE MERGER BETWEEN THE COMPANY AND TEHAMA BANCORP.

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE: X

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:

     1. Approval of the Agreement with Tehama Bancorp. To approve and adopt the terms of the Plan of Reorganization and Merger Agreement dated as of September 20, 2000, between Humboldt Bancorp and Tehama Bancorp, and the transactions contemplated by the agreement, including the merger of Tehama Bancorp with Humboldt Bancorp and the conversion of each outstanding share of Tehama Bancorp common stock into 1.775 shares of Humboldt Bancorp common stock.

               | |                    | |            | |
               FOR                  AGAINST        ABSTAIN

     2. In their discretion, to transact such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A "FOR" FOR THE APPROVAL OF THE MERGER BETWEEN THE COMPANY AND TEHAMA BANCORP.

I/we  ___ do  ___ do not expect to attend this meeting.

TO ASSURE A QUORUM, YOU ARE URGED TO DATE, COMPLETE, AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, officer, partner, or guardian, please give full title. If more than one trustee, all should sign. WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.
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SHAREHOLDER(S):                        No. of Shares of Common Stock _________


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(SIGNATURE)




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(SIGNATURE)




DATE:  __________________, 2000